Exhibit 99.1

PureCycle Technologies Provides Fourth Quarter 2022 Update
-PureCycle’s flagship purification facility in Ironton, Ohio, (“Ironton”) is nearly mechanically complete with the final systems expected to be complete in April.
- PureCycle executed a mutually agreeable limited waiver with the Ironton Bondholders to extend completion milestones with transfer of funds to specific accounts for project closure and operations.
-Secured a line of credit representing $150 million of borrowing capacity to be available for general working capital purposes.
-Selected its first European polypropylene (“PP”) recycling facility location at the Port of Antwerp-Bruges in Belgium.
(ORLANDO, Florida – March 15, 2023) – PureCycle Technologies, Inc. (“PureCycle” or “the Company”) (NASDAQ: PCT), a U.S.-based company revolutionizing plastic recycling, today announced a corporate update and financial results for the fourth quarter ending December 31, 2022.
Management Commentary
Dustin Olson, PureCycle’s Chief Executive Officer, said, “I could not be more proud of our PureCycle team as the Company’s flagship purification facility in Ironton is weeks away from the final installation of remaining processes and we expect to reach mechanical completion by early April. Despite experiencing delays outside of our direct control, we expect to be on track for commercial production of pellets and be in a position to ramp-up production by the end of April. The whole Company has worked hard to overcome various challenges during the last four months, and like many of you who have followed our progress, we cannot wait to start-up operations at Ironton.”
While our focus was primarily on Ironton during the fourth quarter and year-to-date, PureCycle continued its momentum on pursuing its growth strategy. Since our last corporate update, we announced our first PP recycling facility in Europe at the Port of Antwerp-Bruges in Belgium and continued to make progress on our joint venture agreement with Mitsui in Japan and development plans with SK geo centric in South Korea.
Larry Somma, PureCycle’s Chief Financial Officer, added, “We are pleased to have reached a mutually agreeable resolution with our Bondholders on a limited waiver. Equally important, we secured a $150 million revolving line of credit to be available for general working capital purposes. We are also in various stages related to additional capital raises in order to further strengthen our balance sheet. As we have noted previously, our goal is to maintain financial flexibility and optionality with the capital we raise prior to Ironton being fully operational. The interest in our mission is very strong and once Ironton is operational, we will endeavor to raise the capital necessary to fund Phase 1 of our Augusta project at an attractive cost of capital for the benefit of all stakeholders.”
Ironton Update
Construction of the Company’s flagship purification facility in Ironton is in its final stages of construction and nearly mechanically complete, with the remaining systems expected to be mechanically complete in April. PureCycle expects to be in a position for commercial production of Ultra-Pure Recycled (“UPR”) resin and begin ramping up production at the Ironton facility by the end of

April. The delay in our start-up commissioning timeline was primarily due to engineering rework, extruder component deliveries, and extruder electric equipment damaged during commissioning.
Subsequent to year-end and following the Company’s inability to complete all construction activities by December 1, 2022, the Company and Ironton Bondholders agreed to a limited waiver to the original Indenture Agreement that principally adjusts certain operational milestones and transfer of funds for specified purposes.
Expansion Update
The Company continues to move forward on engineering and pre-construction activities at its planned multi-line purification facility in Augusta, Georgia. As of year-end, the Company has committed or spent $185.7 million on long-lead equipment for Phase 1 of the Augusta project.
On January 17, 2023, PureCycle and the Port of Antwerp-Burges announced the Company’s first European PP recycling facility in the port’s NextGen District located in Belgium. Initially the site will have one purification line with an annual nameplate capacity of 130 million pounds, with the potential to expand up to four purification lines with a nameplate capacity of 520 million pounds. We anticipate construction activities to commence in the first half of 2024, with production ramp-up currently anticipated in the first half of 2026.
Additionally, PureCycle signed a Heads of Agreement (“HOA”) with Mitsui, which outlines the general terms of the expected joint venture agreement, and together have identified two potential sites to develop a multi-line purification facility. Our joint venture team with SK geo centric in Ulsan South Korea continue to make progress in finalizing the feedstock engineering, project budget, and financing strategy.
Liquidity and Capital Resources
As of December 31, 2022, PureCycle had total liquidity of $326.1 million including $162.5 million of cash, cash equivalents and debt securities available for sale and $163.6 million in restricted cash. PureCycle had $249.6 million in debt and accrued interest, less $16.1 million of discount and issuance costs as of December 31, 2022. Total cash invested in the Ironton Facility through December 31, 2022, was $280.9 million. We are currently forecasting another $39-45 million spend in 1Q23.
As previously referenced, on December 8, 2022, the Company entered into an amendment with the Augusta Economic Development Authority to extend the initial financing deadline for the Augusta Project from December 31, 2022 to June 30, 2023. Subsequent to year-end, the Company negotiated a limited waiver with Bondholders and secured a line of credit representing borrowing capacity of $150 million. The line of credit enables the Company to continue to fund operations while providing additional time to complete financing at a more attractive cost of capital for the Augusta project once Ironton is operational.
Conference Call
The Company will hold a conference call Thursday, March 16th at 10:00 a.m. ET to provide an update on recent corporate developments, including activity from the fourth quarter and updated future strategic plans.
Fourth Quarter 2022 Conference Call Details
Date:                 Thursday, March 16, 2023
Time:                 10:00 a.m. ET
Participant Registration:    [click here]
Please register for the conference call using the above link in advance of the call start time. The webcast platform will register your name and organization as well as provide dial-ins numbers and a unique access pin. If you have any difficulty connecting with the conference call, please contact PureCycle Investor Relations at (689) 233-3595.
The conference call will have a live Q&A session and be available for replay here and on the Company’s website at www.purecycle.com. Please note there will no longer be a telephonic replay.
A replay of the conference call will be available after 2:00 p.m. Eastern time on the same day through March 15, 2024.
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Forward-Looking Statements
This press release contains forward-looking statements, including statements about the financial condition, results of operations, earnings outlook and prospects of PCT. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.
Forward-looking statements are typically identified by words such as "plan," "believe," "expect," "anticipate," "intend," "outlook," "estimate," "forecast," "project," "continue," "could," "may," "might," "possible," "potential," "predict," "should," "would" and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.
The forward-looking statements are based on the current expectations of the management of PCT and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of this press release. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in the section of PCT’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, entitled “Risk Factors,” those discussed and identified in public filings made with the U.S. Securities and Exchange Commission (the “SEC”) by PCT and the following:
•PCT's ability to obtain funding for its operations and future growth and to continue as a going concern;
•PCT's ability to meet, and to continue to meet, applicable regulatory requirements for the use of PCT’s UPR resin (as defined below) in food grade applications (both in the United States, Europe and internationally);
•PCT's ability to comply on an ongoing basis with the numerous regulatory requirements applicable to the UPR resin and PCT’s facilities (both in the United States, Europe and internationally);
•Expectations and changes regarding PCT’s strategies and future financial performance, including its future business plans, expansion plans or objectives, prospective performance and opportunities and competitors, revenues, products and services, pricing, operating expenses, market trends, liquidity, cash flows and uses of cash, capital expenditures, and PCT’s ability to invest in growth initiatives;
•PCT’s ability to scale and build its first commercial-scale recycling facility in Lawrence County, Ohio (the “Ironton Facility”) in a timely and cost-effective manner;
•PCT’s ability to complete the necessary funding with respect to, and complete the construction of, its first U.S. multi-line facility, located in Augusta, Georgia (the “Augusta Facility”), in a timely and cost-effective manner;
•PCT’s ability to sort and process polypropylene plastic waste at its plastic waste prep (“Feed PreP”) facilities;
•PCT’s ability to maintain exclusivity under the Procter & Gamble Company (“P&G”) license (as described below);

•the implementation, market acceptance and success of PCT’s business model and growth strategy;
•the success or profitability of PCT’s offtake arrangements;
•the ability to source feedstock with a high polypropylene content at a reasonable cost;
•PCT’s future capital requirements and sources and uses of cash;
developments and projections relating to PCT’s competitors and industry; Table of Contents 5
•     the outcome of any legal or regulatory proceedings to which PCT is, or may become, a party including the securities class action case;
•geopolitical risk and changes in applicable laws or regulations;
•the possibility that PCT may be adversely affected by other economic, business, and/or competitive factors, including rising interest rates, availability of capital, economic cycles, and other macro-economic impacts;
•turnover or increases in employees and employee-related costs;
•changes in the prices and availability of labor (including labor shortages), transportation and materials, including significant inflation, supply chain conditions and its related impact on energy and raw materials, and PureCycle’s ability to obtain them in a timely and cost-effective manner;
•any business disruptions due to political or economic instability, pandemics, armed hostilities (including the ongoing conflict between Russia and Ukraine);
•the potential impact of climate change on the company, including physical and transition risks, higher regulatory and compliance costs, reputational risks, and availability of capital on attractive terms;
•operational risk; and
•     the risk that the COVID-19 pandemic (“COVID-19”), including any new and emerging variants and the efficacy and distribution of vaccines may have an adverse effect on PCT’s business operations, as well as PCT’s financial condition and results of operations.
Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of PCT prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.
All subsequent written and oral forward-looking statements or other matters attributable to PCT or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this press release. Except to the extent required by applicable law or regulation, PCT undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events.
About PureCycle Technologies
PureCycle Technologies LLC., a subsidiary of PureCycle Technologies, Inc., holds a global license for the only patented solvent-driven purification recycling technology, developed by The Procter & Gamble Company (P&G), that is designed to transform polypropylene plastic waste (designated as No. 5 plastic) into a continuously renewable resource. The unique purification process is designed to remove color, odor, and other impurities from No. 5 plastic waste resulting in an ultra-pure recycled (UPR) plastic that can be recycled and reused multiple times, changing our relationship with plastic. www.purecycle.com
Investor Relations Contact:
Charles Place
cplace@purecycle.com
689.233.3595
Media Contact:
Christian Bruey
cbruey@purecycle.com
352.745.6120